UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

TIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-4417467
(State of incorporation or organization) 12001 Ventura Place, Suite 340 Studio City, California (Address of principal executive offices)	(I.R.S. Employer Identification No.) 91604 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered Common Stock, par value $0.08 per share	Name of Each Exchange on Which Each Class is to be Registered The NASDAQ Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock of Tix Corporation (the “Company”) to be registered pursuant to this Form 8-A is contained in the section titled “Description of Capital Stock” in the Company’s Amendment No. 3 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on February 2, 2006, and is incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NASDAQ Stock Market, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TIX CORPORATION
Date: May 2, 2008	By:/s/ Mathew Natalizio Mathew Natalizio Chief Financial Officer